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                                                                   EXHIBIT 10.66

                                CODE-ALARM, INC.
                             1997 STOCK OPTION PLAN


                SECTION 1. PURPOSE; DEFINITIONS.  The purpose of the
Code-Alarm, Inc. 1997 Stock Option Plan (the "Plan") is to offer to certain employees of Code-Alarm, Inc., a Michigan corporation (the "Corporation") and its subsidiaries, options to acquire equity interests in the Corporation, thereby attracting, retaining and motivating such persons, and strengthening the mutuality of interests between such persons and the Corporation's shareholders.

                 For purposes of the Plan, the following initially capitalized words and phrases shall be defined as set forth below, unless the context clearly requires a different meaning:

           a. "Affiliate" means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

           b. "Board" means the Board of Directors of the Corporation, as constituted from time to time.

           c. "Cause" occurs when the Participant, as determined by the
Board:

                 (i) has engaged in any type of disloyalty to the Corporation, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Corporation;

                 (ii)     has been convicted of a felony;

                 (iii) has disclosed trade secrets or confidential information of the Corporation;

                 (iv) has breached any agreement with or duty to the Corporation in respect of confidentiality, non-disclosure, non- competition or otherwise; or

                 (v) has been terminated for cause pursuant to the terms of his employment agreement with the Corporation.

           d. "Change of Control" means a merger, reorganization or consolidation involving the Corporation or sale of all or substantially all of the assets of the Corporation, if the shareholders of the Corporation immediately before such merger, reorganization or consolidation or sale of assets do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation or sale of assets, more than fifty percent (50%) of the combined





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voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation or sale of assets.

                 e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 f. "Committee" shall mean the Committee appointed by the Board in accordance with Section 2 of the Plan, if one is appointed, in which event in connection with this Plan, the Committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required hereunder by, the Board.

                 g. "Disability" shall mean a disability of an employee or officer which renders such employee or officer unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity for 6 months out of any 12-month period; provided that,

                          (i)      if an optionee is bound by the terms of an
                                  employment agreement between the optionee and the Corporation, whether the optionee is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided; and

                          (ii) an optionee bound by such an employment agreement shall not be determined to be Disabled under the Plan any earlier than he would be determined to be disabled under his employment agreement.

"Disabled" shall mean having a Disability.

                 h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 i. "Fair Market Value" means, as of any date: (i) the average of the closing prices of the Stock as reported on the principal nationally recognized stock exchange on which the Stock is traded on the 20 trading days ending with such date; or (ii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the average of the closing prices of the Stock as reported by The NASDAQ Stock Market on the 20 trading days ending with such date; or (iii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The NASDAQ Stock Market, then the Fair Market Value shall be determined by the Board acting in its discretion.

                 j. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission so long as such director is also an "outside director" as defined in the rules and regulations under Section 162(m) of the Code.




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                 k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                 l. "Participant" means an employee of the Corporation or a Subsidiary to whom an Option is granted pursuant to the Plan.

                 m. "Rules" means Section 16 of the Exchange Act and the regulations promulgated thereunder.

                 n. "Securities Broker" means a registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(j) hereof.

                 o. "Stock" means the common stock, without par value, of the Corporation, subject to substitution or adjustment as provided in Section 3(c) hereof.

                 p. "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 hereof.

                 q. "Subsidiary" means, in respect of the Corporation, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

                 SECTION 2. ADMINISTRATION. The Plan shall be administered by the Board. The Board may at any time by a unanimous vote, with each member voting, appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe, provided that each Committee member shall be a Non-Employee Director. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or any Options pursuant to the Plan, except that no such member shall act upon an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to an Option to himself or herself.

                 From time to time the Board may increase the size of the Committee and appoint additional members thereto (provided such new members are Non-Employee Directors), remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                 The Committee shall have full authority to grant to eligible persons under Section 4 Stock Options. In particular, the Committee shall have the authority:

                          a.  to select the persons to whom Stock Options may
be granted hereunder;


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                          b.  to determine the number of shares of Stock, if
any, to be covered by each such award granted hereunder;

                          c.  to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Option granted hereunder, including, but not limited to, the share price and any restriction or limitation, any vesting provisions, or any vesting acceleration or forfeiture waiver regarding any Stock Option and/or the shares of Stock relating thereto, or the length of the period following termination of employment of any Participant during which any Stock Option may be exercised, based on such factors as the Committee shall determine, in its sole discretion;

                          d.  to determine whether and under what circumstances
a Stock Option may be settled in cash or stock; and

                          e.  to determine whether and under what circumstances
a Stock Option may be exercised without a payment of cash under Section 5(j).

                 The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); to amend the terms of any agreement relating to any Option issued under the Plan; and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted in the manner and to the extent it shall deem necessary to carry out the intent of the Plan.

                 All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants. No member of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any award made under the Plan.

                 SECTION 3.  STOCK SUBJECT TO THE PLAN.

            a. Stock Subject to the Plan. The stock to be subject to Options under the Plan shall be shares of Stock and may be either authorized and unissued shares of Stock or shares of Stock held in the treasury of the Corporation. The maximum number of shares of Stock that may be the subject of Options under the Plan is 1,317,178 and the Corporation shall reserve for the purposes of the Plan, out of its authorized and unissued shares of Stock or out of shares of Stock held in its treasury, or partly out of each, such number of shares. Notwithstanding the foregoing, no individual shall receive Options for more than an aggregate of 925,000 shares of Stock authorized for grant under the Plan.

            b. Effect of the Expiration or Termination of Options. If and to the extent that an Option granted under the Plan expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the shares of Stock associated with the expired,



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terminated, canceled or forfeited portion of the Option shall not become available for grant under the Plan.

            c. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock distribution or dividend, Stock split or combination, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the number and option price of securities subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of securities subject to any Option shall always be a whole number.

        SECTION 4. ELIGIBILITY. Officers and other employees of the Corporation or its Subsidiaries are eligible to be granted Options under the Plan.

        SECTION 5. STOCK OPTIONS. Stock Options granted under the Plan shall be Non-Qualified Stock Options.

                Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                a. Option Price. The exercise price per share of Stock purchasable under a Non-Qualified Stock Option shall be $1.88.

                b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. No Option may be exercised by any person after expiration of the term of the Option.

                c. Exercisability. Subject to the termination provisions set forth in Sections 5(f) through (h), Stock Options shall vest and be exercisable only upon satisfaction of the following two conditions:

                        (i) Time. Subject to Section 5(i), with respect to the grant of Options under the Plan, 1/3 of the number of shares subject to such Option shall vest and be exercisable three (3) years from the date of grant, a second 1/3 of such shares shall vest and be exercisable four (4) years from the date of grant, and the final 1/3 of such shares shall vest and be exercisable five (5) years from the date of grant.

                        (ii) Stock Price. The Fair Market Value of the Stock (or the price per share to be paid in the event of a Change of Control, as determined by the Committee for purposes of this Section 5(c)(ii)) shall have reached or exceeded the level specified in column (B) below during the time period set forth in column (A) below, measured from the date of adoption of this
Plan:

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                 A                            B
         Up to 1 year                      $ 2 3/8
         1 to 2 years                      $ 3
         2 to 3 years                      $ 3 7/8
         3 to 4 years                      $ 5
         4 to 5 years                      $ 6 5/8
         5 to 6 years                      $ 8 5/8
         After 6 years                     $11 1/2

        d.  Method of Exercise.  Subject to the exercise provisions under
Section 5(c) and the termination provisions set forth in Sections 5(f) through
(h), Stock Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part (but only for whole shares) of the exercise price of a Stock Option may be made in the form of Stock based on the Fair Market Value of the Stock on the date the Option is exercised.

        No shares of Stock shall be issued upon exercise of an Option until full payment therefor has been made. A Participant shall not have the right to dividends and other rights of a shareholder with respect to shares of Stock subject to the Option until the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 8(a) hereof.

        e. Non-transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

        f. Termination by Reason of Death. Subject to Section 5(i), if a Participant's service with the Corporation or any Subsidiary terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Committee at the time of grant, or (ii) if not specified by the Committee, then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Stock Option.

        g. Termination by Reason of Disability. Subject to Section 5(i), if a Participant's service with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period expiring (i) at such time as may be specified by the Committee at the time of grant, or (ii) if not


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specified by the Committee, then six months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or
(ii) above, then upon the expiration of the stated term of such Stock Option; provided, however, that if the Participant dies within such period, any unexercised Stock Option held by such Participant shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of six months from the date of such death (or such other period as may be specified by the Committee) or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        h. Other Termination. If a Participant's service with the Corporation or any Subsidiary terminates for any reason other than death, Disability, termination for Cause or voluntary termination, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period expiring
(i) thirty (30) days from the date of termination of service, or (ii) if sooner than the applicable period specified under (i) above, then upon the expiration of the stated term of such Stock Option. If a Participant's service terminates for Cause or pursuant to his voluntary termination, any Stock Option held by such Participant shall be deemed to have expired and become non-exercisable on the day prior to the Participant's termination from service.

        i. Change of Control. All Stock Options outstanding as of the date of a Change of Control shall be deemed to have satisfied the "Time" condition for exercisability of Options set forth in Section 5(c)(i).

        j. Cashless Exercise. To the extent permitted under the Rules, in the sole discretion of the Committee, the Corporation may cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

        SECTION 6. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to a Stock Option which has been granted under the Plan, without the Participant's consent, or which, without the approval of the Corporation's shareholders, would:

        a. except as expressly provided in the Plan, increase the total number of shares of Stock reserved for the purposes of the Plan;

        b. change the persons or class of persons eligible to participate in the Plan; or

        c.  extend the maximum option term under Section 5(b) of the Plan.

        Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments. Notwithstanding the foregoing, no amendment to the Plan may be made by the


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Board without the approval of the Corporation's shareholders if such approval would be required under the Rules in order to ensure that transactions effected under the Plan are eligible for the benefit of Rule 16b-3.

        SECTION 7. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Corporation, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of Stock hereunder.

        SECTION 8.   GENERAL PROVISIONS.

        a. The Committee may require each person acquiring Stock under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the Stock for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate to ensure compliance with applicable Federal and state securities laws. The certificate evidencing such award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

        All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Stock is then listed, and any other applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        b. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        c. The adoption of the Plan shall not confer upon any employee of the Corporation or a Subsidiary any right to continued employment with the Corporation or such Subsidiary, nor shall it interfere in any way with the right of the Corporation or such Subsidiary to terminate the employment of any of its employees at any time.

        d. No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Option under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is




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part of the award that gives rise to the withholding requirement.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        e. The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

        SECTION 9. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date that it is adopted by the Board. The Board may grant Options hereunder prior to approval of the Plan or any material amendments thereto by the holders of a majority of the Corporation's outstanding voting stock. Notwithstanding the foregoing, no Option granted under this Plan may be exercised prior to the satisfaction of the following condition: the Corporation's adoption of a Charter Amendment increasing the Corporation's authorized shares of common stock to 20 million.

        SECTION 10. TERM OF PLAN. No Stock Option shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of shareholder approval of the Plan, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.

           Executed this ____ day of ______________________, 1997.

[CORPORATE SEAL]                            CODE-ALARM, INC.


Attest: _______________________             By:________________________________


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